                                   EXHIBIT 16



                                  [LETTERHEAD]





April 2, 1998



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by TCA Cable TV, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of April 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/S/ Coopers & Lybrand, L.L.P.





                                       5